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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) June 1, 1998
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Code-Alarm, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


Michigan
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                (State of Other Jurisdiction of Incorporation)


016441                                                  38-2334695
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(Commission File Number)                     (IRS Employer Identification No.)


950 E. Whitcomb, Madison Heights, Michigan                  48071
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(Address of Principal Executive Offices)                  (Zip Code)

                                (248) 583-9620
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             (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

        Code-Alarm, Inc. and Directed Electronics, Inc. ("Directed") entered into a comprehensive worldwide settlement agreement and mutual release dated June 1, 1998, whereby each party released any and all pending claims, counterclaims, third-party claims, appeals and cross-appeals against the other in exchange for payment of $10,000,000 to Directed by Code-Alarm. On June 16, 1998, a Stipulated Order was entered in one of the seven cases disposed of by the settlement, namely the United States District Court, Eastern District of Michigan case of Code-Alarm, Inc. v. Directed Electronics, Inc., Case No. 87-CV-74022-DT, authorizing dismissal of the case upon payment to Directed Electronics, Inc. of a bond posted by Code-Alarm on March 5, 1998, in the amount of $9,341,030 and the additional sum of $658,970 from Code-Alarm. The bond and the additional sum were paid on June 19, 1998. To fund the settlement, Code-Alarm authorized a draw against the outstanding letter of credit that supported the bond, thereby converting the letter of credit into a term loan under Code-Alarm's credit facility with
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General Electric Capital Corporation, and also borrowed the additional sum under that term loan. As Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are guaranteeing that term loan, Code-Alarm has issued to them litigation warrants to purchase 796,574 shares of Common Stock at an exercise price of approximately $.27.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                        CODE-ALARM, INC.
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Date: July 7, 1998                                By: /s/ Craig S. Camalo
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                                                     CRAIG S. CAMALO
                                                     Secretary


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